UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Gold Resource Corporation

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Notice of 2017 Annual Meeting of Shareholders	Meeting Information

	DATE:	June 29, 2017
	TIME:	8:00 a.m. Mountain Time

April 28, 2017

Dear Shareholders,

You are invited to attend Gold Resource Corporation’s 2017 Annual Meeting of Shareholders. At the meeting, shareholders will vote:

•To elect four (4) directors to serve until the next annual meeting of shareholders;

•To hold an advisory vote to approve executive compensation;

•To hold an advisory vote on the frequency of future advisory votes to approve executive compensation; and

•To ratify EKS&H LLLP as the independent auditor selected for the fiscal year ending December 31, 2017.

Shareholders also will transact such other business as may properly come before the meeting. These items of business are more fully described in the proxy statement accompanying this notice.  Please read it carefully.

Your vote is important. You are urged to submit your proxy so that your shares can be voted at the meeting in accordance with your instructions.   If you plan to attend and vote at the meeting, please see “Attending the Meeting” on page 25 for information on how to attend and cast your vote at the meeting.

Cordially,

Jessica M. Browne, Secretary

	LOCATION:	Embassy Suites Hotel 10250 E. Costilla Avenue Centennial, CO 80112

How You Can Vote

You are entitled to notice of and to vote at the meeting, or at any adjournments or postponements thereof, if you were a shareholder of record as of the close of business on April 24, 2017.

We utilize the “Notice and Access” model permitted by the U.S. Securities and Exchange Commission for distributing our annual meeting materials electronically to certain of our shareholders. Some shareholders may also automatically receive our annual meeting materials in paper form. You may elect to receive your materials in either format. Please see “How We Use the E-Proxy Process (Notice & Access)” on page 22 for more information.

To make sure that your shares are represented at the meeting, please cast your vote by one of the following methods:

	Online	Log on to www.proxyvote.com and enter the control number provided on your notice card or proxy card
	Telephone	Dial 1-800-690-6903 using a touch-tone telephone and following the menu instructions
	Mail	Complete and sign a paper proxy card or instruction form and mail it in the postage-paid envelope
	In Person	Attend the meeting (see page 25 for more information)

How You Can Access Proxy Materials Online

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting:

The Proxy Statement and Annual Report to Shareholders for the year ended December 31, 2016 of Gold Resource Corporation are available on the internet at http://www.proxyvote.com

Proxy Summary

This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before casting your vote.

Meeting Agenda	Governance Highlights Since 2016
Election of 4 Directors (page 2) • Your Board recommends a vote for each nominee. • Each nominee is a continuing member of the Board of Directors.

New Director Appointed in 2016

• Alex Morrison, director of several publicly-held mining companies, joined the Board in early 2016 as an independent director and became a member on each board committee following the 2016 Annual Meeting.

Advisory proposals on executive compensation (pages 10 & 18)

• Your Board recommends a vote for the advisory proposal to approve the Company’s executive compensation program (known as a “say-on-pay” proposal).

• Your Board recommends a vote for every three years for the advisory proposal concerning the frequency of how often to hold the advisory vote to approve executive compensation (known as a “say-when-on-pay” proposal).

New Equity Plan Approved in 2016

• At the 2016 Annual Shareholders’ Meeting, the shareholders ratified the new equity incentive plan adopted by the Board which allows the Company greater flexibility in its compensation programs for employees.

• The Company made its first awards of restricted stock units (RSUs) to employees in 2016 which vest over the next three years. The ability to offer these types of awards allows the Company to retain and incentivize its employees while also encouraging employee share ownership.

Ratify Independent Auditors (page 19) • Your Board recommends a vote to ratify EKS&H LLLP as the independent auditors for 2017.

Reducing Administrative Costs

• Engaging EKS&H LLLP as the Company’s independent auditor in 2016 saved hundreds of thousands of dollars over previous years’ audit costs consistent with cost reduction strategy.

2016 Summary Executive Compensation

Name and Principal Position	Salary	Bonus	Stock Awards	Option Awards	All Other Compensation	Total
Jason Reid Chief Executive Officer & President	$600,000	$300,000	$150,001	$235,226	$18,688	$1,303,915
John Labate Chief Financial Officer	330,000	190,000	82,501	234,087	7,181	843,769
Richard Irvine Chief Operating Officer	300,000	150,000	74,999	119,065	17,933	661,997
Barry Devlin VP Exploration	330,000	165,000	82,501	130,681	5,681	713,863
Gregory Patterson VP Corporate Development	200,000	100,000	50,002	78,409	5,681	434,092
Jessica Browne VP Legal, General Counsel & Secy.	200,000	100,000	50,002	78,409	5,681	434,092

2016 Pay-setting Considerations

• No base salary increases for several years and no cash bonuses since 2014
• Strong Company performance in challenging market
• Stagnant share price and continued underwater equity awards due to struggling mining industry

Proxy Statement
GOLD RESOURCE CORPORATION, 2886 Carriage Manor Point, Colorado Springs, Colorado 80906

Gold Resource Corporation (“we”, “our”, “us” or “the Company”) is sending you this proxy statement and a proxy card or voting instruction form (or a Notice of Internet Availability of Proxy Materials, as applicable) in connection with the solicitation of proxies, on behalf of its Board of Directors, for the 2017 Annual Meeting of Shareholders to be held on Thursday, June 29, 2017, at the Embassy Suites Hotel, 10250 E. Costilla Avenue, Centennial, Colorado 80112, or at any adjournment or postponement of the meeting.  This proxy statement, the enclosed proxy card or instruction form, and our 2016 annual report to shareholders, were first provided to our shareholders on or about May 5, 2017.  All shareholders are invited to attend the meeting in person. Please submit your vote by telephone, mobile device, the Internet, or, if you received your materials by mail, you can also complete and return your proxy or voting instruction form.

Governance	1
Proposal 1 – Election of Directors	1
2017 Director Nominees	1
Board Structure	4
Director Independence & Related Party Transactions	4
Director Compensation	5
Board Committees	6
Communications with the Board	8
Share Ownership and Reporting	8
Executive Compensation	1
Proposal 2 – Advisory Vote to Approve Executive Compensation	10
Compensation Discussion & Analysis	11
Executive Officers	14
Compensation Tables	15
Proposal 3 – Advisory Vote on Frequency of Vote on Executive Compensation	18
Audit Matters	1
Proposal 4 – Ratification of Independent Auditor	19
Shareholder Proposals	21
Voting and Meeting Information	1
Proxy Solicitation	21
Voting Information	23
Attending the Meeting	25
Where You Can Find More Information	25

Governance

PROPOSAL 1 - ELECTION OF DIRECTORS

What are you voting on?

At the 2017 Annual Meeting, four directors are nominated for election to hold office until the 2018 annual meeting and until their successors have been elected and qualified. All nominees currently serve as directors of the Company.

☑ Your Board recommends a vote “FOR” all of the nominees listed below:

Bill M. Conrad  Independent	Director since: 2006	Age: 60	Birthplace: U.S.A.
Committees: AC, CC**, NC**
	Current Role: • Chairman of the Board (since 2014)		Current Public Company Boards: • PetroShare Corp. Past Public Company Boards: • SRC Energy Inc.
Background and Experience:

• Mr. Conrad serves as Chairman of the Board of PetroShare Corp. and was formerly a director and officer of SRC Energy Inc., formerly Synergy Resources Corporation. From 1990 to 2012, Mr. Conrad served as vice president, chief financial officer and a director of MCM Capital Management Inc., a privately-held financial management and consulting company he co-founded.

• Our Board believes that the management and corporate finance experience developed by Mr. Conrad over 35 years serving as an executive officer and director of numerous private and publicly-traded companies, his extractive industry experience, as well as his familiarity with relevant accounting principles and financial statement presentation, qualifies Mr. Conrad to serve as a director.

Jason D. Reid	Director since: 2010	Age: 44	Birthplace: U.S.A.
Committees: None
	Current Roles: • Director • Chief Executive Officer (since 2013) • President (since 2010)		Past Public Company Boards: • Canamex Resources Corp.
Background and Experience:

• Mr. Reid joined the Company in May 2006 and served as our Vice President of Corporate Development from 2008 until July 2010 and in that capacity, he was responsible for formulating corporate growth strategies, capital formation, retail and institutional promotion. Mr. Reid was part of a management team that helped the Company evolve from an exploration stage start-up company to the gold and silver producer it is today. Prior to joining the Company, Mr. Reid spent 13 years successfully operating two private businesses he founded. Mr. Reid received a Bachelor of Science degree in 1995 from Fort Lewis College.

• Mr. Reid is the brother-in-law of Greg Patterson, VP Corporate Development.

Our Board of Directors believes that Mr. Reid’s experience founding and operating his own business, as well as over ten years of mining industry experience, significant participation in the development of business strategy and decision-making for the Company, and skills related to risk assessment and analyzing complex local issues in Mexico provides him with the appropriate experience and qualifications to serve as a member of our Board.

Affiliations, Memberships and Licenses:

• SME -- Society for Mining, Metallurgy & Exploration

•

Society of Economic Geologists

Gary C. Huber  Independent	Director since: 2013	Age: 65	Birthplace: U.S.A.
Committees: AC**, CC, NC
	Current Role: • Director		Current Public Company Boards: • UR-Energy Inc. Past Public Company Boards: • Capital Gold Corp. Other Boards: • Denver Gold Group (past)
Background and Experience:

•  Dr. Huber is a mining executive with over 35 years of natural resource industry experience.  He is the founder and managing member of Rangeland E&P, LLC, a private company established for oil and gas exploration in 2006.  From 2007 to 2012, Dr. Huber was the president and chief executive officer of Neutron Energy, Inc., a private uranium development company.  Dr. Huber was one of the founders of Canyon Resources Corporation in 1979, which subsequently merged into Atna Resources Ltd., and served in various executive and board capacities there until 2006.  Dr. Huber holds a Ph.D in geology from Colorado School of Mines and received a Bachelor of Science in Geology from Fort Lewis College.

• Our Board believes that Dr. Huber is well-qualified to serve as a director of the Company as a result of his extensive mining industry experience including in areas of executive management, finance and risk assessment developed by serving as an executive officer and director of publicly traded natural resource companies.

Affiliations Memberships and Licenses:
• Society of Economic Geologists • SME -- Society for Mining, Metallurgy & Exploration • Utah registered Professional Geologist

Alex G. Morrison  Independent	Director since: 2016	Age: 53	Birthplace: Scotland
Committees: AC, CC, NC
	Current Role: • Director		Current Public Company Boards: • Detour Gold Corporation • Taseko Mines Ltd. • Pershing Gold Corporation
Background and Experience:

• Mr. Morrison was appointed to the Board in March 2016. He has 30 years of mining industry experience and has held senior executive positions at a number of mining companies, most recently as vice president and chief financial officer of Franco Nevada Corporation from 2007 to 2010.  Mr. Morrison also held senior executive and financial positions at Newmont Mining Corporation, NovaGold Resources Inc., Homestake Mining Company, Phelps Dodge Corporation and Stillwater Mining Company. Mr. Morrison began his career with PricewaterhouseCoopers LLP after obtaining his Bachelor of Arts in Business Administration from Trinity Western University.

• Our Board believes Mr. Morrison’s experience and skills developed as an executive officer and director for several publicly traded mining companies provide him with the appropriate background in matters related to finance and accounting, mining operations and risk assessment and make him well-qualified to serve as a director of the Company.

Affiliations Memberships and Licenses:
• Chartered Professional Accountant

AC	Audit Committee
CC	Compensation Committee
NC	Nominating & Corporate Governance Committee
**	Denotes Committee Chair

Board Leadership Structure and Risk Oversight

The Board does not have a policy regarding the separation of the roles of CEO and Chairman of the Board, as the Board believes it is in the best interest of our Company to make that determination periodically based on the position and direction of our Company and the membership of the Board. At the present time, our CEO and Chairman roles are separated. Upon the retirement of our former Chairman and CEO, Jason Reid was appointed as CEO and the Board of Directors appointed Mr. Conrad to serve as Chairman of the Board. As the next longest tenured director and with significant experience serving on boards for the past thirty years, Mr. Conrad brings extensive knowledge of the Company’s history in addition to experience with various companies in natural resource industries. He works closely with Jason Reid in his capacity as Chairman. The Board also does not have a policy that designates a lead independent director at this time; however, Mr. Conrad, as Chairman of the Board and the longest tenured independent director, leads meetings of the independent directors.

Companies such as ours face a variety of risks, including financial reporting, legal, credit, liquidity, operational and cybersecurity risk. The Board believes an effective risk management system will (1) timely identify the material risks that we face, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board Committee, (3) implement or oversee implementation of appropriate and responsive risk management strategies consistent with our risk profile, and (4) integrate risk management into our decision-making.

The Board as a whole oversees risk management after receiving briefings from management and advisors as well as based on its own analysis and conclusions regarding the adequacy of our risk management processes.

Board Diversity

We do not have a formal policy with regard to the consideration of diversity in identifying director nominees. However, our Nominating and Governance Committee annually reviews the individual skills and characteristics of our directors, as well as the composition of the Board as a whole, and strives to nominate individuals with a variety of complementary skills so that, as a group, the Board possesses the appropriate talent, skills, and expertise to oversee our businesses. This assessment includes consideration of independence, diversity, age, skills, expertise, time availability, and industry backgrounds in the context of the needs of the Board and our Company. A broad range of perspectives are considered, including both the personal characteristics (gender, ethnicity, age) and experience (industry, professional, public service) of directors and prospective nominees to the Board.

Director Independence and Related Party Transactions

As of the date of this proxy statement, we have four directors, including three independent directors, as follows:

•	Bill M. Conrad (independent);
•	Gary C. Huber (independent)
•	Alex G. Morrison (independent); and
•	Jason D. Reid.

An “independent” director is a director whom the Board of Directors has determined satisfies the requirements for independence including those established under the Sarbanes–Oxley Act of 2002, section 10A(m)(3) of the Exchange Act and under section 803A of the NYSE MKT LLC Company Guide (“NYSE MKT Rules”).

We consider “related party transactions” to be transactions between the Company and (i) a director, officer, director nominee or beneficial owner of greater than five percent of our common stock; (ii) the spouse, parents, children, siblings or in-laws of any person named in (i); or (iii) an entity in which one of our directors and officers is also a director or officer or has a material financial interest. The Audit Committee is vested with the responsibility of evaluating and approving any potential related party transaction, unless a special committee consisting solely of disinterested and independent directors (as defined in the NYSE MKT Rules) is appointed by the Board of Directors. Our policies and procedures for related party transactions are set forth in writing in our Corporate Governance Guidelines and Audit Committee Charter.

2016 Director Compensation

We pay our independent directors a monthly cash retainer fee based on factors including tenure, committee membership and chairman duties. Mr. Conrad’s receives $20,000 per month as Chairman of the Board. Dr. Huber receives $12,000 per month, and Alex Morrison receives $9,000 per month. Tor Falck was previously a director of the Company and did not stand for reelection in 2016. The fees received for part of fiscal 2016 are included in the compensation table below. In connection with Mr. Falck stepping down from the Board of Directors, the Company entered into a one-year consulting agreement for $5,000 and he received five gold and silver rounds, valued on the grant date and included in “All Other Compensation” below.

During 2016, the current directors each received bonuses and equity incentive awards of stock options and RSUs which were calculated in reference to their annual retainer fee rates at 50% for cash bonus, and 50% equity awards (allocated 25% to each of stock options and RSUs). The stock options were immediately vested and the RSUs vested six months from the date of grant. Mr. Morrison received immediately vested options to purchase 100,000 shares of common stock shortly after joining the Board, consistent with all new directors. The directors also received an end-of-the year recognition award on the same basis as the named executive officers of a gold and silver round. Mr. Conrad also received additional gold and silver rounds in recognition of his long-standing service milestone, discussed in more detail in the Compensation and Discussion Analysis below.

The table below summarizes the compensation of our independent directors and whose compensation is not disclosed in the Summary Compensation Table for the fiscal year ended December 31, 2016:

HIDDEN_ROW
Name	Fees Earned or paid in Cash	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Bill M. Conrad	$ 360,000	$ 59,998	$ 95,833	-	$ 14,188	(3)	$ 530,019
Gary C. Huber	216,000	36,000	58,081	-	1,181		311,262
Alex G. Morrison	121,500	27,002	158,455	-	1,181		308,138
Tor Falck	45,780	-	-	-	12,804	(4)	58,584

1	All awards shown are RSUs at the grant date fair value determined pursuant to ASC Topic 718.
2

Valued using the Black-Scholes-Merton option pricing model.  Please refer to Note 14 to the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2016 for certain assumptions made in connection with these estimates.

3	Includes $14,188 in gold and silver rounds valued at FMV on date of gift.
4	Includes (i) $5,000 for consulting fees and (ii) $7,804 in gold and silver rounds valued at FMV on date of gift.

All directors are reimbursed for reasonable and necessary expenses incurred in their capacities as such.

Board Committees and Meetings

The Board of Directors maintains an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. During the year ended December 31, 2016, the Board of Directors met twelve times, including one non-executive session, and took action by consent in lieu of a meeting on two other occasions. No director attended less than 75% of the Board meetings held during 2016. All directors attended the 2016 Annual Shareholders’ Meeting.

Audit Committee. The Audit Committee has been established to oversee the accounting and financial reporting of the Company and is currently comprised of Gary Huber as Chairman, Bill Conrad, and Alex Morrison. Each of the Audit Committee members is independent under the NYSE MKT Rules. Among other duties, the Audit Committee is responsible for engaging the independent registered public accounting firm to conduct the financial audit for the Company and to confirm, prior to such engagement, that such independent registered public accounting firm is independent of the Company.

It is the policy of the Audit Committee to review and approve the engagement of the independent auditors, including the scope, extent and procedures of audit and non-audit services to be performed for the Company, the content and results of the audit performed by the auditors and any recommendations made by the auditors and to oversee any other aspects of the engagement of the independent auditors, including but not limited to resolution of disagreements between management and the auditor regarding financial reporting and other audit, review or attest services, and the compensation to be paid therefore, and all other matters the Audit Committee deems appropriate. The Audit Committee also oversees our financial reporting process, and is responsible for drafting an Audit Committee Report to be included with our proxy statement.

Our Board of Directors has determined that Dr. Huber, the Chairman of the Audit Committee, qualifies as an audit committee financial expert, as defined by the applicable regulations of the SEC, in that he has (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls over financial reporting; and (v) an understanding of the audit committee functions. Dr. Huber acquired these attributes through his experience serving as chairman of the audit committee, a director and executive officer of other publicly traded companies.

The Audit Committee held six meetings during the last fiscal year and no Audit Committee member attended less than 75% of the meetings. The full responsibilities of the Audit Committee are set forth in its formal written charter, which is available on our web site at www.goldresourcecorp.com.

Audit Committee Report. The Audit Committee of the Board of Directors is pleased to present this Audit Committee Report:

We have reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2016 with management and have reviewed related written disclosures of EKS&H LLLP, our independent registered public accounting firm for 2016, as required by SAS 114, with respect to those statements. We have reviewed the written disclosures and the letter from EKS&H LLLP required by Independence Standards Board No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and have discussed with EKS&H LLLP its independence in connection with its audit of our most recent financial statements. Based on this review and these discussions, we recommended to the Board of Directors that the financial statements be included in our annual report on Form 10‑K for the year ended December 31, 2016.

Gary C. Huber (Chairman and member)

Bill M. Conrad (member)

Alex G. Morrison (member)

Compensation Committee. The Compensation Committee, currently comprised of Bill Conrad (Chairman), Gary Huber and Alex Morrison as members, is responsible for establishing the compensation of our CEO, reviewing and recommending the compensation of our executive officers and directors and making recommendations to the Board regarding our general compensation, benefits, perquisites, policies and practices, including, without limitation, our incentive compensation plans and equity-based compensation plans, and preparing a Compensation Committee Report to be included with our proxy statement. Each of the Compensation Committee members meets the definition of “independent” as defined in the NYSE MKT Rules. The Compensation Committee has adopted a formal charter, a copy of which is available on our website at www.goldresourcecorp.com.

In performing its functions, the Compensation Committee considers, among other things, the types and amounts of compensation that have been paid to our executives and directors in the recent past, as well as recent individual and overall Company performance. The Compensation Committee held six meetings during the last fiscal year and no Compensation Committee member attended less than 75% of the meetings.

Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee was ever an officer of the Company or served as an employee or participated in a related party transaction during the last fiscal year. No member of the Compensation Committee or executive officer of our Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Nominating and Governance Committee. The Nominating and Governance Committee is comprised of Bill Conrad (Chairman), Gary Huber and Alex Morrison as members. The Nominating and Governance Committee acts pursuant to its charter and is primarily responsible for (1) identifying and evaluating qualified individuals to become members of the Board or to fill any vacancies that arise, including suggestions from members of the Board as well as from shareholders, and to recommend such nominees to the Board; (2) determining the criteria for which the Committee will use to evaluate such candidates for director; (3) periodically reviewing the function and size of the Board and making recommendations to the Board; (4) evaluating the Company’s corporate governance practices and recommending any changes to those guidelines or constituent documents; (5) evaluating the effectiveness of the Board and its committees, its membership and its structure; and (6) developing effective continuing education guidelines for the members of the Board. The Nominating and Corporate Governance Committee held three meetings during the last fiscal year and no committee member attended less than 75% of the meetings.

The committee will consider director candidates nominated by shareholders and will apply the same criteria to all nominees, including shareholder recommendations. A shareholder who wishes to recommend a prospective director nominee should send a letter directed to the attention of Jessica Browne, Corporate Secretary, 2886 Carriage Manor Point, Colorado Springs, CO 80906. Such letter must be signed and dated and submitted by the date mentioned in this proxy statement under the heading “Proposals of Shareholders for Presentation at the Next Annual Meeting of Shareholders.”  The following information must be included in or attached to the letter:

•	name and address of the shareholder making the recommendation;
•	proof that the shareholder was the shareholder of record, and/or beneficial owner of common stock as of the date of the letter;
•	the name, address and resume of the recommended nominee; and
•	the written consent of the recommended nominee to serve as a director if so nominated and elected.

Specific minimum qualifications for directors and director nominees which the committee believes must be met in order to be so considered include strategic managerial and financial skills and experience, expertise, and knowledge in areas that are important to us. Other considerations include diversity, exemplary personal integrity and reputation, sound judgment, potential or actual conflicts of interest, and sufficient time and willingness to devote to the discharge of his or her duties.

Communications to the Board of Directors

Our Board of Directors maintains a policy of reviewing and considering communications from our shareholders. Any shareholder who desires to contact the Board of Directors may do so by fax, telephone, or regular mail to the Board of Directors, via the attention of our Corporate Secretary, Jessica Browne. Shareholders can also send electronic communications to the Board via e-mail to jessicabrowne@goldresourcecorp.com. Such communications may also be forwarded to the Board by mail in a sealed envelope addressed to an individual director, the non-management directors or the Board by mailing to our corporate headquarters in Colorado Springs. We will deliver the envelope unopened (1) if addressed to a director, to such director, (2) if addressed to the Board, to the Chairman of the Board who will report on the contents to the Board, or (3) if addressed to the non-management directors, to the Chair of the Audit Committee who will report on the contents to the non-management directors.

Our directors periodically review communications from shareholders and determine, at their discretion, whether the communication addresses a matter that is appropriate for consideration by the Board. Directors may also attend the annual meeting of shareholders and receive communications directly from shareholders at that time.

Code of Ethics

We maintain a written Code of Ethics, a copy of which is available on our website at www.goldresourcecorp.com. Any amendments to or waiver of the Code of Ethics will be made available on our website within four business days following the date of the event. Such information will remain available on our website for at least 12 months.

Share Ownership and Reporting

As of April 27, 2017, there are a total of 56,839,823 shares of our common stock outstanding, our only class of voting securities currently outstanding. The following table describes the beneficial ownership of our voting securities as of April 27, 2017 by: (i) each of our directors, director nominees and named executive officers; (ii) all of our directors, director nominees, and officers as a group; and (iii) each shareholder known to us to own beneficially more than 5% of our common stock. Unless otherwise stated, the address where each of the individuals may be reached is our principal executive offices, 2886 Carriage Manor Point, Colorado Springs, CO 80906. All ownership is direct, unless otherwise stated.

In calculating the percentage ownership for each shareholder, we assumed that any options owned by an individual exercisable within 60 days of this proxy statement are exercised, but not the options owned by any other individual. Certain information regarding the ownership of shareholders believed to beneficially own more than 5% of our common stock has been obtained from reports filed by these shareholders with the SEC.

1
	Number		Percentage (%)
Jason D. Reid (1)	1,825,587	(4)(5)	3.2%
Bill M. Conrad (2)	599,043	(6)	1.1%
Gary C. Huber (2)	247,826	(7)	*
Alex G. Morrison(2)	120,870	(8)	*
Jessica M. Browne (3)	344,333	(9)	*
Barry D. Devlin (3)	350,166	(10)	*
Richard M. Irvine (3)	374,000	(11)	*
John A. Labate (3)	46,666	(12)	*
Gregory A. Patterson (3)	996,670	(13) (14)	1.8%
Van Eck Associates Corporation	6,914,702		12.2%
666 Third Ave. - 9th Floor
New York, NY 10017
BlackRock Inc.	3,060,028		5.4%
55 East 52nd St.
New York, NY 10055
All Officers and Directors as a Group	4,905,161	(4)(5)(6)(7)(8)(9)(10)(11)(12)(13)(14)	8.5%

*	Less than 1%
1	Officer and Director.
2	Director.
3	Officer.
4

Includes 122,102 shares owned by the reporting person’s spouse, of which he disclaims beneficial ownership, 60,000 shares owned in a custodial account for the reporting person’s children, 43740 shares owned in trust and 300,000 shares held by a limited liability company in which the reporting person is a member.

5	Includes options to purchase 758,333 shares which are currently exercisable.
6	Includes options to purchase 433,000 shares which are currently exercisable.
7	Includes options to purchase 235,000 shares which are currently exercisable.
8	Includes options to purchase 115,000 shares which are currently exercisable.
9	Includes options to purchase 343,333 shares which are currently exercisable.
10	Includes options to purchase 341,666 shares which are currently exercisable.
11	Includes options to purchase 360,000 shares which are currently exercisable.
12	Includes options to purchase 46,666 shares which are currently exercisable.
13	Includes options to purchase 285,000 shares which are currently exercisable.
14

Includes 6,000 shares owned in a custodial account for the reporting person’s children, 43,740 shares owned in trust and 300,000 shares held by a limited liability company of which the reporting person is a member.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Executive officers, directors and beneficial owners of greater than ten percent of our common stock are required by regulations of the SEC to furnish us with copies of all Section 16(a) reports they file.  To our knowledge and based upon a review of the forms filed, during 2016 one Form 4 on behalf of Mr. Labate was filed late due to an administrative error.

Executive Compensation

PROPOSAL 2 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

What are you voting on?	We are asking shareholders to approve, on an advisory basis, the compensation of the named executive officers as described in this proxy statement

☑ Your Board recommends a vote “FOR” the advisory vote to approve executive compensation

General Information

The Board of Directors and the Compensation Committee takes seriously its role in the administration of the Company’s compensation programs and values input from shareholders. Although the proposal is non-binding, the Compensation Committee will take into account the results of the advisory vote when determining future executive compensation decisions.

The Company is holding an advisory vote to approve the compensation of its named executive officers as described in the Compensation Discussion and Analysis beginning on page 11 and the compensation tables beginning on page 15 and encourages you to review these sections in determining how to vote on this proposal. Over the past few years, the executive compensation program has steadily held to the values of retention and incentivization while minimizing risk associated with certain pay-for-performance targets. The Company has continued to operate profitably and return value to its shareholders in spite of difficult market conditions. The Board has adopted a policy of providing this advisory vote on executive compensation from shareholders every three years. The next such vote will occur at the 2020 Annual Meeting of Shareholders, subject to the outcome of the advisory vote on the frequency of holding the advisory vote to approve executive compensation described on page 18.

Compensation Committee Report

The Compensation Committee is pleased to present the following Compensation Committee report:

We have reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement. Based upon review of the discussions herein, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

Bill M. Conrad (Chairman and member)

Gary C. Huber (member)\

Alex G. Morrison (member)

Compensation Discussion and Analysis

The individuals who served as our principal executive officer and principal financial officer during the year ended December 31, 2016, as well as the other individuals included in the Summary Compensation Table below, are referred to as “named executive officers” throughout this Compensation Discussion and Analysis.

Overview of Compensation Philosophy, Objectives and Policies. We attempted to meet two main objectives when we designed our executive and employee compensation. First, the program is intended to be fully competitive so that we may attract, motivate and retain talented executives and key employees. Second, the program is intended to create an alignment of interests between our executives and key employees, on the one hand, and our shareholders, on the other, such that a portion of each executive’s or key employee’s compensation consists of equity awards. In this manner, if the price of our stock increases over time, our executive officers, key employees and our shareholders will benefit. The compensation program is designed to reward performance that supports our principles of building shareholder value, and may also recognize individual performance from time to time. The Compensation Committee is vested with the authority to determine the compensation program structure and level of compensation for the executive officers, directors and key employees of the Company.

Our present compensation structure for the named executive officers generally consists of salary and incentive compensation. The incentive component consists of a short-term cash portion and a long-term equity portion. We believe the present structure achieves our compensation objectives; however, the Compensation Committee continues to consider additional ways to ensure consistency and enhance our Company’s compensation program and may add additional components or policies in order to assist our Company in achieving its compensation goals more effectively or efficiently. We believe that the present compensation structure appropriately aligns the interests of the executives and key employees with our shareholders by encouraging equity ownership through awards of stock options and stock grants to executive officers and key employees and to motivate our named executive officers and other key employees to contribute to an increase in shareholder value. While equity ownership is highly encouraged, we do not presently have a policy that requires our named executive officers or directors to own shares of our stock.

Annually the Compensation Committee reviews and determines the level of compensation for the named executive officers and key employees. Our CEO reports to the Committee regarding the individual performance of the other named executive officers. Additionally, the Committee considers recommendations from the named executive officers regarding incentive compensation for key employees who report to that executive officer. The Committee continues to evaluate adopting a clawback policy taking into consideration pending regulations.

Elements and Mix of Compensation. The Compensation Committee does not utilize an exact calculation in determining the breakdown of executive compensation among base pay, bonus pay and other forms of compensation; rather, the Compensation Committee takes into consideration all forms of compensation together. When making decisions about individual compensation packages, our consideration of base salary ranges for the named executive officers is primarily based upon negotiations with that officer, taking into consideration work experience, individual and overall Company performance, level of responsibility, impact on the business, tenure, potential for advancement within the organization and the potential liability of being an officer of a public corporation. Annual salaries for newly-hired executives are determined at the time of hire taking into account the above factors other than tenure. Changes in an executive’s base salary may also take into consideration recent compensation, including bonuses and equity-based compensation.

Cash bonuses are a form of short-term incentive compensation which may be recommended by the Compensation Committee at its discretion, based on individual and overall Company performance. There is no specific bonus plan or policy in place setting forth timing of awards or establishing specific performance objectives. The Compensation Committee, at its discretion, determines and recommends the amounts and timing of any bonus awards. If applicable, and at the sole discretion of the Compensation Committee, a “merit-based” bonus may be recommended based on criteria such as exceptional individual and overall Company performance, assuming additional responsibility without an increase in base compensation, or such other criteria which the Compensation Committee may determine from time to time.

The long-term equity compensation component of our compensation program is comprised of equity awards and makes up a significant part of our named executive officers’ compensation package. Under our 2016 Equity Plan (“Plan”), we are authorized to issue incentive stock options, nonqualified stock options, SARs, restricted stock, restricted stock units, performance shares, performance share units, performance cash, stock grants and stock units to the officers, directors and key employees of our Company, including the named executive officers. There is no specific policy or procedure in place setting forth the timing or amount of awards, although the outstanding awards and future compensation are reviewed at least annually. The Compensation Committee, at its discretion, determines and recommends the amounts and timing of any equity awards. The stock options are priced based on the closing market price of our common stock on the grant date, which in most cases is the date the Board approves the award. The Committee may, in its discretion, modify existing awards subject to certain provisions of the Plan and the listing requirements of the NYSE MKT, and may not reprice any options or SARS without first obtaining shareholder approval under the terms of the Plan.

Additional benefits provided to executive officers and key employees as part of their compensation packages include health insurance, a health expense reimbursement plan and a 401(k) retirement plan. To the extent the named executive officers participate in these programs, they generally do so on the same basis as our other employees. We believe these benefits are consistent with those offered by other companies with which we compete for executive talent. Our named executive officers do not typically receive perquisites and we do not maintain any non-equity incentive plans, other than our discretionary cash bonus incentives described previously, nor do we maintain any deferred compensation plans.

The compensation for our directors is structured similar to that of our named executive officers. Specifically, our directors receive a combination of cash and equity incentives in the form of stock grants or options to purchase our common stock. The Compensation Committee reviews the form and amount of such compensation periodically to ensure that it is competitive and meeting our objectives discussed above.

Consideration of 2014 Say-on-Pay Vote. At our 2014 Annual Shareholders’ Meeting, we submitted a proposal to approve an advisory resolution regarding the compensation program for our named executive officers (“2014 say-on-pay vote”), for which 76% of votes cast were in favor of the proposal. The Compensation Committee believes this result indicates that a majority of our shareholders are satisfied with our executive compensation policies and decisions, and that our executive compensation program effectively aligns the interests of our named executive officers with the interests of our shareholders. The Compensation Committee considered the results of the 2014 say-on-pay vote, and no changes were deemed necessary regarding the policies and procedures used to determine executive compensation for 2016.

2017 Advisory Proposals. At this Annual Meeting of Shareholders, the Board is soliciting a new advisory resolution regarding the compensation program for our named executive officers, which the Committee will take into account when making future compensation decisions and policies. In 2011, an advisory vote was held on the frequency of the Company’s “say-on-pay” advisory proposal (sometimes referred to as a “say-when-on-pay” proposal) and three years was selected for the frequency. At the 2017 Annual Meeting, the Board will be seeking a new advisory “say-when-on-pay” proposal, which is discussed in more detail on page 18. Based on the outcome of this proposal, along with appropriate review by the Committee in connection with its ongoing evaluation of our compensation programs, the Board’s policy with respect to the frequency of the advisory vote on executive compensation may remain every three years or it may be reduced to a shorter period.

Specific Compensation Decisions. Each of our named executive officers receives an annual salary under the terms of his respective employment agreement or contractual agreement. In addition, each of our named executive officers has received stock options as part of his or her current compensation package.

The mining industry experienced a downturn during the past several years although 2016 saw the decline in metal prices slow and prices held at lower levels generally through the year. The Company implemented many cost-cutting measures during 2015 and recognized the benefits of these efforts during 2016. We remained fiscally disciplined during 2016 and individual employee contribution was significant in an effort to maintain current reduced staffing levels wherever possible. The positive efforts of our management team resulted in continued cash flow available for dividends, expansion and development of the Switchback deposit and key acquisitions to expand and speed up development of our Nevada Mining Unit.

The Compensation Committee evaluated the executive compensation program during the 2016 fiscal year and weighed several factors, both positive (such as achievement of annual production goals, acquisitions to expand Nevada footprint and significant advancement of the Switchback deposit) and negative (continued pressure on metal prices and grade in certain areas of the mine) and the Company’s overall financial health. The Committee also took into account that as a result of the prevailing difficult market conditions over several years, many named executive officers have not received any increases in base salary for several years and no significant cash bonuses have been paid since 2014. Based on its evaluation and review of all of the factors, the Compensation Committee awarded cash bonuses to its executive officers and directors consisting of 50% of base salary in recognition of the efforts of the management in steering the Company through challenging times while still accomplishing many goals and positioning itself to achieve its long-term strategy of growth and diversification. The Committee believed these awards were merited based on individual effort and for retention purposes. In addition, Mr. Labate received a separate bonus of $25,000 cash and stock options to purchase 90,000 shares to reward his efforts in improving the year-end audit and financial reporting cycle. As part of an end-of-the-year recognition for all Company employees and non-employee directors, the Committee approved and each named executive received one gold and one silver round. Mr. Reid and Mr. Conrad each achieved a milestone of ten years’ service to the Company in 2016 and to show its appreciation, the Committee awarded each of them ten gold and silver rounds. The value of the rounds is included in the “All Other Compensation” column in the table below.

The Compensation Committee, during its annual compensation review and in an effort to incentivize and retain individuals, determined that a mix of stock options and RSUs would be an appropriate alternative to reward individual efforts without further impacting cash needed for operations. The Committee determined a mix of awards generally consisting of such number of stock options as equal to 25% of base salary and such number of RSUs equal to 25% of base salary as determined at the market price of our common stock on the grant date. All awards for the named executive officers are subject to a three-year vesting schedule.

There were no adjustments to the base salary of the named executive officers during 2016. Although the Committee took into account that several named executive officers have not received salary increases, it determined that the present uncertainty in the metals markets made it prudent to keep the Company’s current level of salary commitments unchanged.

Our Executive Officers

In addition to our CEO and President, Jason Reid, who also serves as a member of our Board of Directors and whose biographical information is disclosed under the heading “Directors,” our executive officers as of the date of this proxy statement include the following individuals:

John A. Labate. John Labate, age 68, was appointed interim Chief Financial Officer in May 2015 and accepted the permanent position effective October 1, 2015. Prior to his appointment, he served as a consultant in accounting and finance matters in the mining industry since 2012 and to the Company since January 2014. From August 2008 to February 2012, he served as Senior Vice President and Chief Financial Officer of Golden Star Resources Ltd., a gold mining company with securities listed on the NYSE MKT and TSX. Prior to that, from March 2004 to August 2008 he was Vice President and Chief Financial Officer for Constellation Copper Corporation, a copper mining company with securities formerly traded on the TSX.  Mr. Labate currently serves as a director for Solitario Exploration & Royalty Corp. (NYSE MKT: XPL / TSX: SLR). Mr. Labate has over 30 years’ experience in the mining industry and held senior financial management positions in mining and technology companies, including chief financial officer positions at Crown Resources Corporation and Applied Optical Technologies. Mr. Labate received a bachelor’s degree in Accounting from San Diego State University.

Richard M. Irvine. Rick Irvine, age 53, joined the Company as Chief Operating Officer in March 2012 to supervise the mining operations in Mexico, and to evaluate other property opportunities in Mexico and globally. Prior to joining the Company, Mr. Irvine was the General Manager for Goldgroup Mining Inc. (TSX: GGC) at the Caballo Blanco project in Veracruz, Mexico since April 2011. From November 2009 to March 2011, he was based in Lima, Peru where he served as Country Manager for Minera Huallanca S.A., a mining company operating two underground mines in Peru and he oversaw the sale of these operations to Nyrstar SA (EUR: NYR.BR). From August 2008 to November 2009, he served as General Manager of Farallon Mining Ltd. (TSX: FAN) in Guerrero, Mexico. From October 2007 to September 2008, he served as Vice President and General Manager with Coeur d’Alene Mines Corporation (NYSE: CDE) where he supervised the San Bartolome project in La Paz, Bolivia. From December 2006 to October 2007, he was Manager of Operations for Pan American Silver Corporation (NASDAQ: PAAS / TSX: PAAS) and oversaw the design and development of the Manantial Espejo project in Argentina. Mr. Irvine has over 20 years of experience in the mining industry, including experience as a mine engineer and mine supervisor. Mr. Irvine received a Bachelor’s degree in Geology in 1987 from the University of New Brunswick Fredericton and a Bachelor’s degree in Mining Engineering in 1990 from Queen’s University Kingston, Ontario.

Barry D. Devlin. Barry Devlin, age 59, joined the Company in January 2013 as Vice President of Exploration. From May 2007 through December 2012, he was Vice President, Exploration with Endeavor Silver Corp. (NYSE: EXK, TSX: EDR), a silver mining company with operations in Mexico. Mr. Devlin has more than 30 years of professional experience in managerial phases of exploration and mine geology. He has participated in the discovery, acquisition and development of numerous mineral deposits in North and South America. Prior to his tenure at Endeavor Silver Corp., he served in various capacities with Hecla Mining Company (NYSE: HL) from May 1990 to April 2007, including as its Generative Exploration Manager, Exploration Manager—Guyana Shield, and Senior Geologist. Prior to joining Hecla Mining Company, Mr. Devlin worked as a project geologist for various U.S. and Canadian entities. Mr. Devlin is a member of the Association of Professional Engineers and Geoscientists of British Columbia, Fellow of the Geological Association of Canada, and member of the Society of Economic Geologists. He received his Bachelor of Science Degree in Geology (with honors) in 1981 and Masters of Science Degree in Geology in 1987, both from the University of British Columbia, Vancouver, British Columbia.

Gregory A. Patterson.  Greg Patterson, age 47, was appointed Vice President Corporate Development in October 2013. Since joining the Company in 2010, Greg has managed investor relations and participated in overall corporate strategy. Prior to joining the Company, Greg spent 15 years in marketing and territory sales management for two manufacturers of precision laboratory instruments. Greg holds a Bachelor’s degree in Environmental Biology (1991) from the University of Colorado. Mr. Patterson is the brother-in-law of Jason Reid, CEO, President and a director of the Company.

Jessica M. Browne. Jessica Browne, age 40, joined the Company in June 2011 as its in-house counsel and was appointed Corporate Secretary in January 2013 and Vice President Legal in April 2014. From 2002 until June 2011, Ms. Browne was in private practice at Denver area law firms, focusing her practice on corporate and securities law and mergers and acquisitions. Ms. Browne received a Masters of Science Degree in Taxation Law from the University of Denver in 2005, a Juris Doctor from the University of Colorado School of Law in 2001 and a Bachelor in Science in Business Administration summa cum laude in 1997 from the University of Texas Dallas.

Our officers serve at the pleasure of the Board of Directors.

Summary Compensation Table

The following table summarizes the total compensation of all persons serving as our CEO, CFO and our other executive officers (“named executive officers”) during 2016:

Name and Principal Position		Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(i)		(j)
Jason D. Reid	CEO, President	2016	$600,000	$300,000	$150,001	$235,226	—	$18,688	(3)	$1,303,915
	and Director	2015	600,000	5,000	—	136,431	—	58,015	(4)	799,446
		2014	591,666	360,000	—	—	—	20,220	(5)	971,886
John A. Labate	Chief Financial	2016	330,000	190,000	82,501	234,087	—	7,181	(7)	843,769
	Officer(6)	2015	199,167	5,000	—	155,921	—	23,039	(8)	383,127
Richard M. Irvine	Chief Operating	2016	300,000	150,000	74,999	119,065	—	17,933	(9)	661,997
	Officer	2015	300,000	5,000	—	97,451	—	30,528	(10)	432,979
		2014	300,000	180,000	—	—	—	98,981	(11)	578,981
Barry D. Devlin,	Vice President	2016	330,000	165,000	82,501	130,681		5,681	(12)	713,863
	Exploration	2015	330,000	5,000	—	97,451		18,634	(13)	451,085
		2014	284,166	168,000	—	—		25,585	(14)	477,751
Gregory A. Patterson,	Vice President	2016	200,000	100,000	50,002	78,409		5,681	(11)	434,092
	Corporate Development	2015	200,000	5,000	—	77,960		39,178	(15)	322,138
		2014	200,000	120,000	—	—		20,118	(5)	340,118
Jessica M. Browne,	Vice President Legal,	2016	200,000	100,000	50,002	78,409		5,681	(11)	434,092
	General Counsel and Secretary	2015	200,000	5,000	—	77,960		39,178	(15)	322,138
		2014	192,750	120,000	—	—	—	20,390	(5)	333,140

1	All awards shown are RSUs at the grant date fair value determined pursuant to ASC Topic 718 and will vest in equal tranches over three years.
2

Valued using the Black-Scholes-Merton option pricing model. Please refer to Note 14 and Note 16 to the consolidated financial statements included in our annual reports on Form 10‑K for the years ended December 31, 2016 and 2015, respectively, for certain assumptions made in connection with these estimates.

3

Includes among other items (i) $4,500 in Company contributions to the named executive officer’s account in the Company’s 401(k) plan and (ii) $14,188 in gold and silver rounds valued at FMV on date of gift.

4

Includes among other items (i) $18,000 in Company contributions to the named executive officer’s account in the Company’s 401(k) plan and (ii) $34,000 as consideration for entering into new employment agreement with reduced severance payable.

5	Includes among other items $17,500 in Company contributions to the named executive officer’s account in the Company’s 401(k) plan.
6	Mr. Labate was appointed permanent Chief Financial Officer effective October 1, 2015.
7	Includes among other items $6,000 in Company contributions to the named executive officer’s account in the Company’s 401(k) plan.
8	Includes among other items $18,100 in Company contributions to the named executive officer’s account in the Company’s 401(k) plan.
9

Includes among other items: (i) $12,218 in payments for individual health plan to provide health care benefits that the executive is not eligible to receive through the health insurance plan maintained for all other employees and (ii) $4,534 in family travel allowance.

10

Includes among other items: (i) $20,916 in payments for individual health plan to provide health care benefits that the executive is not eligible to receive through the health insurance plan maintained for all other employees and (ii) $8,238 in family travel allowance.

11

Includes among other items: (i) $17,244 in payments for individual health plan to provide health care benefits that the executive is not eligible to receive through the health insurance plan maintained for all other employees; (ii) $17,818 in family travel allowance; (iii) $16,451 in U.S. federal and state income tax paid on behalf of the executive officer in 2014 related to 2013 compensation; and (iv) $45,000 additional compensation paid to offset expected U.S. federal and state income tax and withholding.

12	Includes among other items $4,500 in Company contributions to the named executive officer’s account in the Company’s 401(k) plan.
13	Includes among other items $13,888 in Company contributions to the named executive officer’s account in the Company’s 401(k) plan.
14	Includes among other items $24,000 in Company contributions to the named executive officer’s account in the Company’s 401(k) plan.
15

Includes among other items (i) $18,000 in Company contributions to the named executive officer’s account in the Company’s 401(k) plan and (ii) $17,000 as consideration for entering into new employment agreement with reduced severance payable.

Employment Agreements.   We maintain written employment agreements with each of our named executive officers. The employment agreements have a three-year term from their effective date and are automatically renewable for subsequent one-year terms on each successive anniversary of the commencement of employment unless either party gives notice to the other that they do not wish to renew the agreement, provided such notice is given not less than 90 days prior to expiration.  In accordance with the terms of the employment agreements, each named executive officer receives his or her respective base salary and is eligible for a cash bonus in the discretion of the Compensation Committee. Base salaries may be increased from time to time in the discretion of the Compensation Committee. If we terminate the agreement without cause, or if the executive officer terminates the agreement “with good reason,” we would be obligated to pay an amount equal to 18 months’ base salary as provided in the agreement.

Change in Control. Pursuant to the terms of these employment agreements, our named executive officers would also be entitled to certain payments in the event their employment is terminated for a “change in control.” In that event, the named executive officer will receive 35 months’ base salary as a severance payment under the terms set forth in the agreement.

We presently know of no other agreements regarding a change in control of the Company. In the event of a change in control in the future, our named executive officers are entitled to certain compensation benefits as described in “Employment Agreements” above.

2016 Grants of Plan-Based Awards

The named executive officers each received an award of stock options and RSUs during 2016 under the Company’s 2016 Equity Plan. None of these awards are subject to performance targets and each grant is subject to a vesting schedule. The Company does not maintain any non-equity incentive compensation plans, thus this information is omitted. The table below shows certain information regarding grants of plan-based awards to those named executive officers during fiscal 2016:

Name	Grant Date	All other stock awards: Number of shares of stock or units	All other option awards: Number of securities underlying options	Exercise or base price of option awards	Grant date fair value of stock and option awards (1)
(a)	(b)	(#) (i)	(#) (j)	($/sh) (k)	($) (l)
Jason D. Reid	7/6/2016	32,609	81,000	$4.60	$385,227
John A. Labate	3/16/2016	—	90,000	2.35	103,406
	7/6/2016	17,935	45,000	4.60	213,182
Richard M. Irvine	7/6/2016	16,304	41,000	4.60	194,064
Barry D. Devlin	7/6/2016	17,935	45,000	4.60	213,182
Gregory A. Patterson	7/6/2016	10,870	27,000	4.60	128,411
Jessica M. Browne	7/6/2016	10,870	27,000	4.60	128,411

(1)

The amounts shown represent the aggregate fair value of the award calculated as of the grant date in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 14 to the consolidated financial statements dated December 31, 2016 included in our annual report on Form 10‑K.

As discussed in the Compensation Discussion and Analysis above, each of the named executive officers received options to purchase our common stock and RSUs in July 2016 as long-term incentive compensation. All of the option awards have an exercise price of $4.60 per share and expire ten years from the date of grant. Both the stock option awards and the RSUs vest in equal installments over three years from the grant date, unless the RSUs are set to vest during a blackout period and then such shares shall vest on the day in which the Company’s trading window is open and available.

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table summarizes the outstanding equity awards of our named executive officers at the fiscal year end December 31, 2016:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares Or Units That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#)	(#)		(#)	($)		(#)	($)	(#)	($)
Jason D. Reid	400,000	0		0	3.40	2/22/2018	—	—	—	—
	200,000	0		0	3.95	4/23/2019	—	—	—	—
	100,000	0		0	7.24	9/17/2023	—	—	—	—
	58,333	116,667	(2)	0	2.30	9/9/2025	—	—	—	—
	0	81,000	(3)	0	4.60	7/6/2026	32,609	141,849	0	0
John A. Labate	16,666	133,334	(2)	0	2.30	9/9/2025	—	—	—	—
	30,000	60,000	(4)	0	2.35	3/16/2026	—	—	—	—
	0	45,000	(3)	0	4.60	7/6/2026	17,935	78,017	0	0
Richard M. Irvine	300,000	0		0	17.64	8/14/2022	—	—	—	—
	60,000	0		0	7.24	9/17/2023	—	—	—	—
	0	83,334	(2)	0	2.30	9/9/2025	—	—	—	—
	0	41,000	(3)	0	4.60	7/6/2026	16,304	70,922	0	0
Barry D. Devlin	240,000	0		0	14.63	1/3/2023	—	—	—	—
	60,000	0		0	7.24	9/17/2023	—	—	—	—
	41,666	83,334	(2)	0	2.30	9/9/2025	—	—	—	—
	0	45,000	(3)	0	4.60	7/6/2026	17,935	78,017	0	0
Gregory A. Patterson	225,000	0		0	11.90	6/23/2020	—	—	—	—
	60,000	0		0	7.24	9/17/2023	—	—	—	—
	0	66,667	(2)	0	2.30	9/9/2025	—	—	—	—
	0	27,000	(3)	0	4.60	7/6/2026	10,870	47,285	0	0
Jessica M. Browne	250,000	0		0	17.64	8/14/2022	—	—	—	—
	60,000	0		0	7.24	9/17/2023	—	—	—	—
	33,333	66,667	(2)	0	2.30	9/9/2025	—	—	—	—
	0	27,000	(3)	0	4.60	7/6/2026	10,870	47,285	0	0

(1)	The awards vest in equal tranches over three years on or about each anniversary of the grant date, so long as the named executive officer remains with the Company.
(2)	The award vests as follows: one-third on September 9, 2016, one-third on September 9, 2017 and one-third on September 9, 2018.
(3)	The award vests as follows: one-third on July 6, 2017, one-third on July 6, 2018 and one-third on July 6, 2019.
(4)	The award vests as follows: one-third on March 16, 2017, one-third on March 16, 2018 and one-third on March 16, 2019.

2016 Option Exercises and Stock Vested

The following table summarizes the options exercised by our named executive officers during fiscal 2016:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)
Jason D. Reid	—	—	—	—
John A. Labate	50,000	189,500	—	—
Richard M. Irvine	41,666	145,831	—	—
Barry D. Devlin	—	—	—	—
Gregory A. Patterson	33,333	116,666	—	—
Jessica M. Browne	—	—	—	—

PROPOSAL 3 – ADVISORY VOTE TO APPROVE FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-WHEN-ON-PAY”)

What are you voting on?	We are asking shareholders to vote, on an advisory basis, the frequency of how often the Company should hold the advisory vote to approve executive compensation

☑ Your Board recommends “THREE YEARS” as the frequency to hold the advisory vote to approve executive compensation

Shareholders are being provided the opportunity to vote on how often they believe we should hold an advisory vote to approve executive compensation in the future. The frequency options are to hold the advisory vote to approve executive compensation every one, two or three years.

When this advisory vote was last held in 2011, the shareholders approved a proposal recommending every three years as the frequency to hold the advisory vote to approve executive compensation. The Board of Directors is again recommending every three years as the frequency for holding the vote to approve executive compensation. The Board continues to believe that this policy is appropriate for the shareholders and the Company at this time primarily due to the fact that the executive compensation program is relatively straightforward in that the named executive officers receive their base salary and are eligible for cash bonus or equity award compensation solely in the discretion of the Compensation Committee. The Board believes this structure for compensation is not subject to significant variations year over year, other than the discretionary awards of bonuses.

Although the proposal is non-binding, the Compensation Committee will take into account the results of this advisory vote when determining the policies related to the Company’s executive compensation program. Shareholders who wish to vote on this advisory proposal may vote for one of the three options: every one year, two years or three years.

Audit Matters

PROPOSAL 4 – RATIFICATION OF INDEPENDENT AUDITOR

What are you voting on?	We are asking shareholders to ratify the selection of EKS&H LLLP as the independent auditor of our consolidated financial statements and our internal control over financial reporting for 2017.

☑ Your Board recommends a vote “FOR” ratification of the appointment of EKS&H LLLP as our independent auditor for 2017

Although ratification is not required by our bylaws or otherwise, the Board is submitting this proposal as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to recommend another independent auditor. Even if the selection is ratified, the committee may recommend a different independent auditor at any time during the year if it determines that this would be in the best interests the Company.

Auditor Review and Engagement Process

The Audit Committee is directly responsible for recommending the appointment, approving the compensation (including approval of the audit fees), retention and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. The Audit Committee annually reviews the independence and performance of the independent auditors in deciding whether to retain the current firm or engage a different independent auditor. In the course of these reviews, the committee considers, among other things:

•	the auditor’s historical and recent performance on the audit, including the results of an internal review of the quality and service provided by the auditor;
•	the auditor’s capability and expertise in handling the breadth and complexity of our operations;
•	an analysis of the auditor’s known legal risks and any significant legal or regulatory proceedings in which it is involved;
•	external data on audit quality and performance including any known Public Company Accounting Oversight Board (PCAOB) reports;
•	the appropriateness of the auditor’s fees for audit and non-audit services, both on an absolute basis and compared to peer firms;
•	auditor independence; and
•	auditor tenure, including the benefit of institutional knowledge concerning our policies and procedures.

Change in Independent Auditors

On March 21, 2016, we dismissed KPMG LLP (“KPMG”) and engaged EKS&H LLLP (“EKS&H”) after evaluating alternative engagements of independent registered public accounting firms, including retaining KPMG. The decision to change was not due to any disagreements with KPMG and was primarily driven by an effort to align audit costs with expectations for a company of our size. The audit reports of KPMG on the Company’s consolidated financial statements as and for the years December 31, 2015 and 2014 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s report indicates that management had concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2014 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that there was a material weakness in internal controls over financial reporting related to the accounting for income taxes, including the income tax provision and related tax assets and liabilities. As of December 31, 2015, the material weakness related to our accounting for income taxes was remediated.

During the two fiscal years ended December 31, 2015 and 2014, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to KPMG’s satisfaction would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement, or reportable events.

During the two most recent years ended December 31, 2015 and 2014 and the interim period up to March 21,2016, the Company has not consulted with EKS&H regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by EKS&H that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or a reportable event.

Fees Paid to Independent Auditors

The following table sets forth the fees billed by our principal auditor in 2016 and 2015 for services rendered in connection with our annual audits and quarterly reviews, as well as for any other non-audit services provided by the firm:

	EKS&H 2016	KPMG 2015
Audit Fees	$220,000	$620,997
Audit Related Fees	20,000	10,716
Tax Fees	—	—
All Other Fees	50,000	57,319
Total Fees	$290,000	$689,032

Audit Fees. This category includes fees related to the audit of our annual financial statements; review of financial statements included in our quarterly reports on Form 10‑Q; the audit of management’s assessment of the effectiveness as well as the audit of the effectiveness of our internal control over financial reporting included in our Form 10‑K as required by Section 404 of the Sarbanes-Oxley Act of 2002; and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements during those fiscal years.

Audit-Related Fees. This category consists of assurance and related services provided by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”

Tax Fees. This category consists of professional services rendered by the independent registered public accounting firm primarily in connection with our tax compliance activities, including the preparation of tax returns and technical tax advice related to the preparation of tax returns.

All Other Fees. This category consists of fees for other corporate services that are not included in the other categories of fees.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The independent auditors are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with such pre-approval.

During fiscal 2016, the Audit Committee approved in advance all audit and non-audit services to be provided by EKS&H. The Audit Committee has determined that the non-audit services rendered by EKS&H during fiscal 2016 and KPMG during fiscal 2015 were compatible with maintaining the independence of the respective independent registered public accounting firms.

Auditor Independence

In addition to the limitations on non-audit services, we periodically review our relationship with the independent auditors to ensure it meets the standards for independence. During its tenure with us, neither EKS&H nor any of its respective members or associates, had any financial interest in the business or affairs, direct or indirect, or any relationship with us other than in connection with its duties as our independent auditors.

We expect representatives of EKS&H to attend the 2017 Annual Meeting to be available to answer questions and make a statement if they wish.

Shareholder Proposals

We are not aware of any shareholder proposals for the 2017 Annual Meeting. We anticipate that the next annual meeting of shareholders will be held in June 2018. Any shareholder who desires to submit a proper proposal for inclusion in the proxy materials related to the next annual meeting of shareholders must do so in writing in accordance with Rule 14a‑8 of the 1934 Act, and it must be received at our principal executive offices no later than December 30, 2017 in order to be considered for inclusion in the proxy statement for the 2018 annual meeting of shareholders. Shareholders who intend to nominate a director at the 2018 annual meeting of shareholders without including such proposal in the 2018 proxy statement must provide us with notice of such proposal no later than ninety days before the date of the annual meeting, or within twenty days from any announcement of the annual meeting details, if such announcement is made within ninety days or less from the date of the meeting. Shareholders who intend to present any other proposals without including such proposal in the 2018 proxy statement must provide notice to us of such proposal no later than March 15, 2018. For proposals sought to be included in our proxy statement, the proponent must be a record or beneficial owner entitled to vote on such proposal at the next annual meeting and must continue to own such security entitling such right to vote through the date on which the meeting is held.

Voting and Meeting Information

PROXY SOLICITATION AND DOCUMENT REQUEST INFORMATION

How We Will Solicit Proxies

Proxies are solicited on behalf of the Board by mail, telephone, other electronic means or in person, and we will pay the solicitation costs, if any. We may use the services of our directors, officers, employees and contractors to solicit proxies, personally or by telephone, but at no additional salary or compensation. We will also request banks, brokers and others who hold our common stock in nominee names to distribute proxy soliciting materials to beneficial owners and will reimburse these institutions for their reasonable out-of-pocket expenses.

The cost of the meeting, including the cost of preparing and mailing the meeting materials, will be borne by us.

How We Use the E-Proxy Process (Notice & Access)

Since 2012, we have distributed proxy materials to certain of our shareowners over the Internet by sending them a Notice of Internet Availability of Proxy Materials that explains how to access our proxy materials and vote online. Many other companies have transitioned to this more contemporary way of distributing annual meeting materials. This “e-proxy” process, which was approved by the U.S. Securities and Exchange Commission in 2007, expedites our shareholders’ receipt of these materials, lowers the costs of proxy solicitation and reduces the environmental impact of our annual meeting.

If you received a Notice and would like us to send you a printed copy of our proxy materials, please follow the instructions included in your Notice or visit the applicable online voting website and request printed materials to be mailed at no cost to you.

If you received printed materials and would like to sign up to receive proxy materials electronically in the future, you may do so by following the instructions below.

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If you are a record holder (you hold your shares in your name with the transfer agent) and you would like to receive future proxy materials electronically, please visit http://www.proxyvote.com and follow the instructions provided there to request electronic delivery. If you choose this option, you will receive an e-mail with links to access the materials and vote your shares, and your choice will remain in effect until you notify us that you wish to resume mail delivery of these documents.

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If you are a beneficial owner (you hold your shares through a bank, broker or other holder of record) and you would like to receive future proxy materials electronically, please refer to the information provided by that entity for instructions on how to elect this option.

How Documents Will Be Delivered to Beneficial Owners Who Share an Address (Householding of Proxy Materials)

If you are the beneficial owner, but not the record holder, of shares of the Company’s stock, and you share an address with other beneficial owners, your broker, bank or other institution is permitted to deliver a single copy of this proxy statement and our 2016 Annual Report for all shareholders at your address, unless a shareholder has asked the nominee for separate copies. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

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To receive separate copies: If you would like to receive a separate copy of this proxy statement and our 2016 Annual Report, or the materials for future meetings, you should notify your broker to discontinue householding and direct your written request to receive a separate notice, proxy statement and annual report to Gold Resource Corporation, Attention: Investor Relations, 2886 Carriage Manor Point, Colorado Springs, Colorado, 80906 or by calling (303) 320‑7708, and we will promptly deliver them to you.

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To stop receiving separate copies: If you currently receive separate copies of these materials and wish to receive a single copy in the future, you will need to contact your broker, bank or other institution to request householding of these materials.

How Shareholders Can Request Copies of Our Annual Report

Upon request we will furnish to any shareholder without charge a copy of our annual report on Form 10‑K. The annual report on Form 10‑K includes a list of all exhibits thereto. We will furnish copies of such exhibits upon written request and payment of our reasonable expenses in so furnishing the exhibits. Each such request by a beneficial owner of our shares must include a good faith representation that, as of the record date, the person requesting was a beneficial owner of Gold Resource Corporation common stock entitled to vote at the annual meeting of shareholders. You may request a copy by writing to Jessica Browne, Corporate Secretary, c/o Gold Resource Corporation, 2886 Carriage Manor Point, Colorado Springs, CO 80906 or calling (303) 320‑7708.

VOTING INFORMATION

Who May Vote

The Board of Directors has fixed the close of business on April 24, 2017 as the record date for the determination of shareholders entitled to notice of, and to vote at the meeting. Only shareholders of record of our common stock at the close of business on that date are entitled to notice of, and to vote at the annual meeting.

A list of shareholders entitled to vote at the annual meeting will be available for examination by any shareholder beginning May 8, 2017 at our principal executive offices and at the annual meeting as required by Colorado law.

How You Can Vote Before the Meeting

We encourage shareholders to submit their votes in advance of the meeting. You can ensure that your shares are voted at the meeting by submitting your proxy by touch-tone telephone at (800) 690‑6903 or the Internet at www.proxyvote.com (following the instructions on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials). Or, if you received your materials by mail, you can also complete and return the proxy or voting instruction form in the envelope provided. If you vote in advance using one of these methods, you may still attend and vote at the meeting.

How You Can Vote in Person at the Meeting

Shareholders who attend the meeting in person may also vote at the annual meeting or may execute a proxy designating a representative to vote for them at the meeting.

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If you are a record holder  (you hold your shares in your name with the transfer agent) you may cast a ballot provided at the meeting (please be prepared to present a picture ID at the meeting to determine voting eligibility).

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If you are a beneficial owner (you hold your shares through a bank, broker or other holder of record) you must obtain a proxy from that institution in advance of the meeting and bring it with you to hand in along with the ballot that you cast at the meeting.

How You Can Change Your Vote

You may change your vote by revoking your proxy at any time before it is exercised, which can be done by delivering written notice of revocation to us, by delivering a new proxy bearing a later date, or by voting in person at the meeting. (Presence at the meeting by a shareholder who has submitted a proxy does not in itself revoke the proxy.) If you are the beneficial owner of shares held for you in a brokerage, bank or other institutional account, you must contact that institution to revoke a previously authorized proxy.

How Many Securities Are Entitled to Vote

Our voting securities consist of our $0.001 par value common stock. As of the record date, there were 56,839,823 shares of common stock outstanding. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on. Treasury shares are not voted.

Voting Standards and Board Recommendations

Other than the matters identified below we know of no additional matters to be brought before the meeting:

VOTING ITEM	VOTING STANDARD	TREATMENT OF ABSTENTIONS & BROKER NON-VOTES	BOARD RECOMMENDATION
Election of directors	Plurality	Not counted as votes cast and therefore no effect	FOR
Advisory vote on executive compensation	Majority	Not counted as votes cast and therefore no effect	FOR
Advisory vote on frequency of advisory vote on executive compensation	Majority	Not counted as votes cast and therefore no effect	EVERY 3 YEARS
Ratification of auditors*	Majority	Not counted as votes cast and therefore no effect	FOR

*Routine Proposal

Quorum. The presence in person or by proxy of not less than one-third of the outstanding shares of common stock of the Company as of the record date will constitute a quorum for the transaction of business at the 2017 Annual Meeting. For purposes of determining the presence of a quorum, shares present at the annual meeting that are not voted, such as abstentions and “broker non-votes,” will be treated as shares that are present at the meeting. If a quorum is not present in person and by proxy at the meeting, or if fewer shares are present in person or by proxy than the minimum required to take action with respect to any proposal presented at the meeting, the chairman of the meeting or the shareholders entitled to vote at such meeting, present in person or by proxy, have the power to adjourn the meeting to a date not more than 120 days after the original record date without notice other than announcement at the meeting.

Broker Non-Votes. Broker non-votes occur when a bank or broker has not received directions from its customer and does not have the discretionary authority to vote the customer’s shares. Brokers are only permitted to exercise discretion and vote on “routine proposals” (such as ratification of the independent auditor) without instructions from their customers. The election of directors and both of the advisory votes on executive compensation are non-routine proposals and will only be voted if you give instructions to your broker.

We Have a Plurality Voting Standard for Director Elections. The four nominees for director receiving the greatest number of votes cast at the meeting in person or by proxy will be elected. You may vote “FOR” one or more of the nominees or you may vote “WITHHOLD” for one or more of the nominees. You may not cumulate your votes for the election of directors. Proxies cannot be voted for a greater number of directors than the number of nominees in the proxy statement.

How Proxies Will Be Voted

Proxies Will be Voted as Specified or as Recommended by the Board. The shares represented by all valid proxies that are received on time will be voted as specified. When a valid proxy form is received and it does not indicate specific choices, the shares represented by that proxy will be voted in accordance with the Board’s recommendations (in this case, “FOR” each director nominee and proposal).

What Happens if Other Matters are Properly Presented at the Meeting? If any matter not described in this proxy statement is properly presented for a vote at the meeting, the persons named on the proxy form will vote in accordance with their judgment.

What Happens if a Director Nominee is Unable to Serve? We do not know of any reason why any nominee would be unable to serve as a director. If any nominee is unable to serve, the Board can either nominate a different individual or reduce the Board’s size. If it nominates a different individual, the shares represented by all valid proxies will be voted for that nominee.

ATTENDING THE MEETING

WHEN:	June 29, 2017
8:00 a.m. Mountain Time

WHERE:	Embassy Suites Hotel
10250 E. Costilla Avenue, Centennial, CO 80112

We invite all Gold Resource Corporation shareholders to attend the 2017 Annual Meeting. Your attendance in person at the meeting does not automatically revoke a proxy previously submitted by you and we encourage shareholders to cast their votes by proxy even if they intend to attend the meeting. Shareholders wishing to vote in person at the Annual Meeting must follow the instructions for voting in person discussed on page 23.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

The principal executive office of our Company is located at 2886 Carriage Manor Point, Colorado Springs, CO 80906. Our telephone number at this address is (303) 320‑7708. Our common stock is traded on the NYSE MKT under the symbol “GORO.”

We file annual reports on Form 10‑K, quarterly reports on Form 10‑Q, current reports on Form 8‑K and other information with the SEC. The public may read and copy any materials filed with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at (800) SEC‑0330 for further information on the Public Reference Room. As an electronic filer, our public filings are maintained on the SEC’s internet site that contains reports, proxy statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov.

Our annual report for the year ended December 31, 2016, including financial statements and schedules, is included with this proxy statement.

We maintain a company website at www.goldresourcecorp.com  from which you can alternatively access the reports we file with the SEC. Our committee charters and other important corporate governance documents are also available on our website.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. GOLD RESOURCE CORPORATION 2886 CARRIAGE MANOR POINT COLORADO SPRINGS, CO 80906 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Bill M. Conrad 02 Jason D. Reid 03 Gary C. Huber 04 Alex G. Morrison The Board of Directors recommends you vote FOR the following proposal: 2Advisory vote to approve executive compensation. For 0 2 years 0 For 0 Against 0 3 years 0 Against 0 Abstain 0 Abstain 0 Abstain 0 The Board of Directors recommends you vote 3 YEARS on the following proposal: 3Advisory vote on the frequency of future advisory votes to approve executive compensation. 1 year 0 The Board of Directors recommends you vote FOR the following proposal: 4Ratify EKS&H LLLP as independent registered accounting firm for 2017. NOTE: Other Business: To transact such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000336987_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . GOLD RESOURCE CORPORATION Annual Meeting of Shareholders June 29, 2017 8:00 AM This proxy is solicited by the Board of Directors Bill Conrad or Jason Reid, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Gold Resource Corporation to be held on June 29, 2017 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2 and 4 and THREE YEARS for Proposal 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Continued and to be signed on reverse side 0000336987_2 R1.0.1.15